UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Walt Disney Company will begin distribution of the following letter to shareholders:

Many Well-Informed Shareholders and Business Leaders Have Voiced Their Support—But Your Vote is Critical! Please Vote FOR Only the 12 Disney Nominees today on the WHITE Proxy Card “ “ “ ” ” ““ ” ”” From Mickey and Minnie, to Snow White and Mary Poppins, Disney is not a company that makes widgets – it makes magic…Bob Iger, his management team, and the Board of Directors are faithful to this magic. They understand that the longevity of The Walt Disney Company isn’t only the result of smart business decisions; it is rooted in the strong emotional connection Disney continues to forge with generations of people from around the globe. Roy P. Disney, Susan Disney Lord, Abigail E. Disney, Tim Disney, An Open Letter to Shareholders of The Walt Disney Company1 Bob Iger has grown this company in a modern world, and he continues to maintain a balance of creativity and profit. It is still a company based on the desire to entertain and explore. There have been challenging times, but this current management has adjusted and grown through those challenges. Walter Elias Disney Miller, Tamara Diane Miller, Jennifer Miller-Goff, Joanna Sharon Miller A Letter To the Shareholders of The Walt Disney Company1 Creating magic is not for amateurs. When I sold Lucasfilm just over a decade ago, I was delighted to become a Disney shareholder because of my long-time admiration for its iconic brand and Bob Iger’s leadership. When Bob recently returned to the company during a difficult time, I was relieved. No one knows Disney better. “I remain a significant shareholder because I have full faith and confidence in the power of Disney and Bob’s [Iger] track record of driving long- term value. I have voted all of my shares for Disney’s 12 directors and urge other shareholders to do the same. George Lucas, Filmmaker Bringing in someone who doesn’t have experience in the company or the industry to disrupt Bob and his eventual successor is playing not only with fire but earthquakes and hurricanes as well. The company is now in excellent hands and Disney shareholders should vote for the Disney slate. Michael Eisner, Former Disney CEO What has always set Disney apart is the way it combines unbridled creativity with technological innovation to tell timeless stories— stories that inspire and enrich the world around us. There is no one who understands Disney’s important legacy or the responsibility to protect it more than Bob Iger. He is a once-in-a-generation leader with an ambitious vision for the future, and we as shareholders are fortunate to have him guiding this cherished company at such a crucial moment in its history. I urge my fellow shareholders to support Bob and the company’s slate of highly qualified Director nominees. Laurene Powell Jobs, Founder & President, Emerson Collective “ “ ” ” Disney is the world’s leading entertainment company. It has the best intellectual property, sports brand and parks & experiences assets in the industry. As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board to help create long-term sustainable shareholder value. Mason Morfit, ValueAct CEO, Disney Press Release [We have] yet to hear from Peltz what fundamentally does he see as a solution to the reasons the stock is down? I have yet to hear that message. Maybe he has a plan, maybe he has some solution to the streaming quagmire that all these companies are in, but I have yet to hear it. Jim Stewart, New York Times Columnist, CNBC Closing Bell “ ” We would not want to be making the activist case after those fireworks… Disney’s Q1:F24 results had a lot of everything: a quarterly beat, surprise strong FY guidance, positive new content announcements, an intriguing partnership with Epic, and a share buyback – all of this on top of the streaming sports JV news from Tuesday night. Doug Creutz, TD Cowen If you are an activist investor and trying to demonstrate to the world that you are committed to this company, you shouldn’t be selling shares in the middle of the proxy contest. Andrew Ross Sorkin, CNBC Squawk Box “ ” Bob is a first-class executive and outstanding leader who I’ve known for decades. He knows the media and entertainment business cold and has the successful track record to prove it. It’s a complicated industry filled with creative talent, requiring the unique expertise and engagement skills that Bob possesses. Putting people on a Board unnecessarily can harm a company. I don’t know why shareholders would take that risk, especially given the significant progress the company has made since Bob came back. Jamie Dimon, CEO, JPMorgan Chase If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: INNISFREE M&A INCORPORATED Shareholders may call: 1 (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries) 1The consent of the authors has neither been sought nor permitted.

Forward-Looking Statements Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q. Additional Information and Where to Find it Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors. Participants Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.